Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on November 10, 2011

Burr Ridge, Illinois – (November 7, 2011) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2011 results in a conference call and webcast for stockholders and analysts on Thursday, November 10, 2011 at 9:30 a.m. Chicago Time.

The conference call may be accessed by calling (800) 322-5044 and using participant passcode 32421871. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on November 23, 2011 on our website. Copies of BankFinancial Corporation’s Third Quarter 2011 quarterly financial and statistical supplement and its Quarterly Report on Form 10-Q are scheduled to be available on our website, under the “Stockholder Information” section, on November 9, 2011.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 20 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2011, BankFinancial Corporation had total assets of $1.663 billion, total loans of $1.291 billion, total deposits of $1.378 billion and stockholders’ equity of $250 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan	Gregg T. Adams
Senior Vice President – Finance	Executive Vice President – Marketing & Sales
BankFinancial Corporation Telephone: 630-242-7151	BankFinancial F.S.B. Telephone: 630-242-7234